UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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The Management Network Group, Inc.

(Name of Registrant as Specified In Its Charter)

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PROXY STATEMENT FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS JUNE 8, 2009
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL NO. 1
PROPOSAL NO. 2
PROPOSAL NO. 3
PROPOSAL NO. 4
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION FOR FISCAL YEAR 2008
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS
ANNUAL REPORT
HOUSEHOLDING
OTHER MATTERS

THE MANAGEMENT NETWORK GROUP, INC.
7300 COLLEGE BOULEVARD, SUITE 302
OVERLAND PARK, KANSAS 66210

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 8, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of THE MANAGEMENT NETWORK GROUP, INC., a Delaware corporation (the “Company”), will be held on June 8, 2009, at 9:00 a.m. local time, at the Oak Brook Hills Marriott, 3500 Midwest Road, Oak Brook, Illinois 60523, to consider and vote upon the following matters:
     1. The election of the Company’s two nominees as Class I directors to serve for a term of three years expiring at the 2012 Annual Meeting of Stockholders and until their successors are elected and qualified.
     2. The approval of amendments to the Company’s Employee Stock Purchase Plan to extend the term of the plan by five years and to freeze the number of shares that may be issued under the plan.
     3. The approval of the Company’s Amended and Restated 1998 Equity Incentive Plan.
     4. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2010.
     5. The consideration of such other business as may properly come before the meeting or any adjournment of the meeting.
     Stockholders of record at the close of business on April 13, 2009, are entitled to notice of and to vote at the meeting. Each stockholder is entitled to one vote per share.
     You are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, we urge you to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to vote via the Internet or by telephone as provided on the proxy. You may attend the meeting and vote in person even if you have returned a proxy.

By order of the Board of Directors Richard P. Nespola Chairman and CEO
Overland Park, Kansas
May 3, 2009

YOUR VOTE IS IMPORTANT
IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR TO VOTE PROMPTLY VIA THE INTERNET OR BY TELEPHONE AS PROVIDED ON THE PROXY.

THE MANAGEMENT NETWORK GROUP, INC.
7300 COLLEGE BOULEVARD, SUITE 302
OVERLAND PARK, KANSAS 66210

PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
JUNE 8, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING
GENERAL
     The enclosed proxy is solicited on behalf of the Board of Directors of The Management Network Group, Inc. (“we,” “us,” the “Company” or “TMNG”), for use at the Annual Meeting of Stockholders to be held June 8, 2009 at 9:00 a.m. local time, or at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Oak Brook Hills Marriott, 3500 Midwest Road, Oak Brook, Illinois 60523.
     These proxy solicitation materials and our Annual Report to Stockholders for the fiscal year ended January 3, 2009, including financial statements (the “Annual Report”), are expected to be first mailed on or prior to May 4, 2009, to all stockholders entitled to vote at the Annual Meeting.
NOTE REGARDING STREAMLINED DISCLOSURE
     Effective February 4, 2008, the Securities and Exchange Commission (“SEC”) adopted amendments to SEC rules expanding the number of companies that qualify for the SEC’s scaled disclosure requirements for smaller reporting companies. The amendments were intended to benefit investors by allowing smaller reporting companies to tailor their disclosure to reduce costs. Because the Company qualifies as a “smaller reporting company” under the amended rules, the Company is providing streamlined disclosure in this proxy statement in accordance with the amended rules. Under the scaled disclosure obligations, the Company is not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.
RECORD DATE AND SHARE OWNERSHIP
     Stockholders of record at the close of business on April 13, 2009 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 34,765,124 shares of our Common Stock were outstanding.
REVOCABILITY OF PROXIES
     You may revoke your proxy at any time before the Annual Meeting by (a) delivering to the Secretary of the Company prior to the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date or (b) voting via the Internet or by telephone subsequent to the date shown on a previously executed and delivered proxy or the date of a prior Internet or telephone vote. You may also revoke your proxy by attending the Annual Meeting and voting in person. If you only attend the Annual Meeting but do not vote, your proxy will not be revoked.

VOTING AND SOLICITATION
     Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors. If your shares are held in “street name” and you wish to vote at the Annual Meeting, you must obtain a proxy form from the institution that holds your shares.
     We will pay the cost of soliciting proxies. We expect to reimburse banks, brokerage firms and other custodians, nominees and certain fiduciaries for their reasonable out-of-pocket expenses in forwarding solicitation materials to the beneficial owners of their shares. Certain of our directors, officers and employees may also solicit proxies, without additional compensation, personally or by telephone or facsimile.
QUORUM; ABSTENTIONS; BROKER NON-VOTES
     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting, who will determine whether or not a quorum is present.
     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of stock of the Company issued and outstanding and entitled to vote thereat, present in person or represented by proxy. Shares voted “FOR,” “AGAINST,” or “WITHHELD FROM,” a matter will be treated as being present at the meeting for purposes of establishing a quorum and will also be treated as shares voted at the Annual Meeting. Abstentions and broker non-votes are also treated as being present for purposes of determining the presence of a quorum.
     You may abstain from voting on any proposal other than the election of directors. Abstentions are counted in determining the outcome with respect to each proposal that requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon and, therefore, will have the same effect as a vote against such a proposal. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect.
     A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner (customer directed abstentions are not broker non-votes). Broker non-votes are not counted in determining the outcome with respect to each proposal that requires the affirmative vote of a majority of the share present in person or represented by proxy at the meeting and entitled to vote thereon and, therefore, will not affect the outcome of the voting on such a proposal.
BOARD RECOMMENDATIONS
     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote your shares in accordance with the recommendations of the Board of Directors. The Board recommends you vote:
•	for the election of the persons nominated as Class I directors

•	for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2010

•	for the approval of amendments to the Company’s Employee Stock Purchase Plan to extend the term of the plan by five years and to freeze the number of shares that may be issued under the plan; and

•	for the approval of the Company’s Amended and Restated 1998 Equity Incentive Plan.
     If any other matter properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2009.
This proxy statement and our annual report to stockholders for the year ended January 3, 2009 are available to you at www.proxyvote.com.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
DIRECTORS AND NOMINEES FOR DIRECTOR
     Proposal No. 1 is the proposed election of the Company’s two nominees as Class I Directors, to serve for a term of three years expiring at the 2012 annual meeting of stockholders and until their successors are elected and qualified. The Nominating and Corporate Governance Committee and the Board of Directors have nominated Micky K. Woo and Robert J. Currey to continue serving as Class I Directors.
     Under the Company’s Bylaws, the deadline for receipt of notice from stockholders of nominees for election as directors at the Annual Meeting was December 26, 2008. No stockholder nominations were received by that date. Accordingly, only the Company’s nominees will be eligible for election at the Annual Meeting.
     Messrs. Woo and Currey have consented to serve on the Board of Directors for the applicable term. If Mr. Woo or Mr. Currey becomes unavailable to serve as a director at the time of the Annual Meeting, which is not expected, the proxy holders will vote the proxies in their discretion for the nominee designated by the Board of Directors to fill the vacancy.
     Here is information regarding the nominees for Class I director and the directors whose term of office will continue after the Annual Meeting.

Name	Age	Principal Occupation

Nominees for Class I Director
Micky K. Woo	55	President and Chief Operating Officer of the Company
Robert J. Currey(2)(3)	63	Chief Executive Officer, Consolidated Communications, Inc.
Continuing Class II Directors
Roy A. Wilkens(1)(2)	66	Director
Frank M. Siskowski(2)	61	Chief Financial Officer, ZoomSystems, Inc.
Continuing Class III Directors
Richard P. Nespola	64	Chairman and Chief Executive Officer of the Company
Andrew D. Lipman(1)(3)	57	Partner, Bingham McCutchen LLP
A. Reza Jafari(1)(3)	63	Chairman and Chief Executive Officer, e-Development International

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Nominating and Corporate Governance Committee
     There are no family relationships among any of our directors or executive officers.

DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING
     Micky K. Woo has served as a director of TMNG and has been a senior executive with TMNG since 1991. In 2007, Mr. Woo was promoted to President and Chief Operating Officer of the Company. Prior to joining TMNG, Mr. Woo served from 1989 to 1991 as Vice President of Information Systems and Revenue Assurance at Telesphere Communications Inc. From 1987 to 1989, Mr. Woo was the Director of Revenue and Treasury Management at Sprint Corporation and from 1983 to 1987 he served in management at MCI Communications Corporation, including Senior Manager of Receivables Management, Senior Manager of the East Coast Billing Center, and Senior Manager of Revenue Reporting and Analysis. Prior to entering the telecommunications industry, Mr. Woo was a consultant with Price Waterhouse (now PricewaterhouseCoopers). Mr. Woo received his BA in Computer Science and an MA in Accounting from the University of Iowa.
     Robert J. Currey has served as a director since 2003. Mr. Currey has been President and CEO of Consolidated Communications Inc (CCI), a provider of communications services, since 2002. From 2000 to 2002, Mr. Currey served as Vice Chairman of RCN Corporation, a CLEC providing telephony, cable and Internet services in high-density markets nationwide. From 1998 to 2000, Mr. Currey served as President and Chief Executive Officer of 21st Century Telecom Group. From 1997 to 1998, Mr. Currey served as Director and Group President of Telecommunications Services of McLeodUSA, which acquired the predecessor of CCI in 1997. Mr. Currey joined the predecessor of CCI in 1990 and served as President through its acquisition in 1997.
DIRECTORS WHOSE TERM WILL CONTINUE BEYOND THE ANNUAL MEETING
     Richard P. Nespola founded TMNG in 1990 and has served as a director since 1990. He served as our President from 1990 until 2007 and has served as our Chief Executive Officer (“CEO”) since 1990. He was appointed Chairman of the Board on December 2, 2002, and continues to hold this position. In 2007, the title of Company President was transferred to Micky K. Woo, and Mr. Nespola retained the titles of Chairman and Chief Executive Officer. During his extensive career in the telecommunications industry prior to founding TMNG in 1990, Mr. Nespola served as Senior Vice President and Chief Operating Officer of Telesphere Communications Inc. and as Vice President of Financial Operations and Senior Vice President of Strategic Markets and Product Pricing at Sprint Corporation. He also served as the Senior Director of Revenue and Treasury Operations at MCI Communications Corporation from 1983 to 1986. Mr. Nespola is a director of One Communications and is a member of the Board of Trustees of Long Island University. Mr. Nespola is a frequent chair of industry forums and noted conference speaker. Mr. Nespola received a BA and MBA from Long Island University.
     Andrew D. Lipman has been a director of the Company since 2000. Mr. Lipman is the Senior Partner in the Telecommunications, Media and Technology Group of the law firm of Bingham McCutchen LLP. For nearly a decade, while maintaining his law firm partnership, Mr. Lipman also served as Senior Vice President, Legal and Regulatory Affairs for MFS Communications, a provider of communication services. Mr. Lipman currently sits on the Boards of NuSkin Enterprises, a cosmetics and nutritional supplements marketer; and SUTRON Corporation, a manufacturer of weather and climate measurement systems. Mr. Lipman is a graduate of the University of Rochester (summa cum laude) and Stanford Law School.
     Roy A. Wilkens has served as a director of the Company since 1999. In 1985, Mr. Wilkens founded WilTel, Inc., one of the first national fiber optic companies and a subsidiary of The Williams Companies, an oil and gas pipeline company. Mr. Wilkens was the Chief Executive Officer of WilTel Inc. from 1985 to 1995. In 1995, WilTel was acquired by LDDS Communications, a predecessor to MCI WorldCom. Mr. Wilkens remained as Chief Executive Officer of WilTel and served as Vice Chairman of Worldcom until 1997. During 2000 and 2001, Mr. Wilkens was appointed as Co-CEO of McLeod USA. Prior to 1985, Mr. Wilkens served as the President of Williams Pipeline Company, a subsidiary of The Williams Companies. Mr. Wilkens has served on numerous public and private corporate boards in addition to chairing several association boards and serving on an advisory council for two U.S. Presidents.
     Frank M. Siskowski has served as a director of the Company since April 2003. Mr. Siskowski has served as the Chief Financial Officer of ZoomSystems, Inc., an automated retail company since July 2008. Mr. Siskowski has a career of over 30 years in finance, including senior management positions with Visa International, MCI Communications Corporation, PepsiCo, Inc., and Indus International. From 1998 to 2000, Mr. Siskowski was Chief Financial Officer of E-LOAN, Inc., where he helped lead that company’s initial public offering. From 2001 to 2004, Mr. Siskowski served as Chief Financial Officer of ZANTAZ, Inc., a leading provider of Compliance Technology Solutionstm that enable clients to comply with industry regulations, respond to urgent litigation and regulatory audits, and mitigate legal and regulatory risks. From 2005 to 2007, Mr. Siskowski served as Chief Financial Officer of Reply! Inc., an online marketing company.
     A. Reza Jafari has served as a director of the Company since being appointed by the Board of Directors in April 2009. Since 2008, Mr. Jafari has served as the Chairman and Chief Executive Officer of e-Development International, an executive advisory and investment group which promotes, facilitates and participates in information and communication technology initiatives via social entrepreneurship in the global markets. Mr. Jafari has spent 30 years in the IT services, competitive telecommunications, media and entertainment and education industries. Mr. Jafari served as the Chairman and Managing Director of NeuStar International, a provider of clearinghouse services to the communications industry, from January 2005 to January 2008. From August 2002 until January 2005, Mr. Jafari was Chairman and Chief Executive Officer of The Omega Partners, an executive advisory group based in Atlanta, Georgia. From January 1990 to July 2002, Mr. Jafari held various senior executive positions at Electronic Data Systems Corporation (EDS), a global information technology services company, including Group President of EDS’s Global Communications, Media and Entertainment Industry Group. Mr. Jafari received his MBA in 1976, his Specialist Degree in Education and Innovation (Ed S) in 1980, and his ABD in Instructional Systems Technology in 1981 from Indiana University, Bloomington, Indiana.
     The Board of Directors has determined that Messrs. Currey, Lipman, Wilkens, Siskowski and Jafari are independent, as defined in the NASDAQ listing standards.
VOTE REQUIRED AND RECOMMENDATION
     The two Company nominees receiving the highest number of affirmative votes in person or represented by proxy and entitled to vote thereon shall be elected as the Class I directors.
     The Board of Directors recommends that stockholders vote “FOR” the election of Micky K. Woo and Robert J. Currey as Class I directors of the Company.
PROPOSAL NO. 2
APPROVAL OF AMENDMENTS TO
OUR 1999 EMPLOYEE STOCK PURCHASE PLAN
     Our Board has adopted, subject to the approval of our stockholders, amendments to the 1999 Employee Stock Purchase Plan (the “ESPP”) which are summarized below. A copy of the ESPP, as proposed to be amended, is attached as Appendix A to this Proxy Statement. The following description of the material features of the ESPP, as proposed to be amended, is qualified in its entirety by reference to the provisions of the ESPP set forth in Appendix A.
Summary of Proposed Amendments
     We are asking the stockholders to approve the following proposed amendments to the ESPP:
•	Extension of ESPP Term. We are proposing to extend the ESPP’s term so awards may continue to be granted until June 7, 2014. The ESPP is currently scheduled to expire on September 7, 2009.

•	Elimination of Automatic Share Increase / Evergreen Feature. The current ESPP provides that the maximum number of shares that may be issued under the ESPP automatically increases every year. We are proposing that this automatic share increase feature be eliminated and that the maximum number of shares available for issuance under the ESPP shall be the maximum limit as of April 1, 2009, which is 1,861,044 shares of common stock.

Description of the ESPP, as Proposed to Be Amended
General
     The ESPP was adopted by our Board on September 7, 1999 and approved by our stockholders on October 15, 1999. The purpose of the ESPP is to provide employees of the Company and certain of its subsidiaries with an opportunity to purchase common stock of the Company through accumulated payroll deductions.
Eligibility and Enrollment
     Eligibility. Employees of the Company, and any of its subsidiaries which may be designated by the Board from time to time, whose customary employment with the Company or such subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year are eligible to participate in the ESPP. As of December 31, 2008, approximately 200 employees were eligible to participate in the ESPP. It is the intention of the Company to have the ESPP qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the ESPP, accordingly, will be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
     Enrollment. An eligible employee may enroll in the ESPP at any time before the ESPP has terminated. Participation in the ESPP is voluntary. A participant’s enrollment will be effective and payroll deductions will begin on the first day of the next Offering Period (as defined below) on which national stock exchanges are open for trading. A participant’s subscription agreement will remain in effect for successive Offering Periods unless the participant withdraws from the ESPP as described in “Withdrawal from the Plan and Termination of Employment” below.
Plan Administration
     The ESPP is administered by the Administrator, which may be the Board and/or one or more of its committees of directors determined by the Board (each, a “Committee”). The members of each Committee are directors of the Company and serve at the pleasure of the Board. The Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to determine eligibility and to adjudicate all disputed claims filed under the ESPP. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all participants in the ESPP.
Amendment, Modification and Termination
     Unless earlier terminated by the Board, the ESPP is currently set to expire on September 7, 2009. As proposed to be amended, the ESPP will expire on June 7, 2014, unless earlier terminated by the Board. The Board may terminate or amend the ESPP at any time and for any reason. Except as described in “Changes in Capital or Corporate Structure” below, no termination of the ESPP will affect options previously granted and no amendment to the ESPP will make any change in any option previously granted that would adversely affect the rights of any participant under the ESPP. Notwithstanding the previous sentence, an Offering Period (as described below) may be terminated by the Board on any Exercise Date (as described below) if the Board determines that termination of the Offering Period or the ESPP is in the best interests of the Company and the stockholders. To the extent necessary to comply with Section 423 of the Code, the Company will obtain stockholder approval in such a manner and to such a degree as required.
     Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator is entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the Administrator determines advisable, such determination to be at the discretion of the Administrator, provided, however, that it must be consistent with the ESPP.
     In the event that the Board determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Board may, in its discretion, modify or amend the ESPP without stockholder approval or consent of ESPP participants to reduce or eliminate such accounting consequences. Such modifications or amendments include, but are not limited to, (i) altering the purchase price for any Offering Period including an Offering Period underway at the time of the change in purchase price, (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action, and (iii) allocating shares.
Shares Subject to the Plan
     The ESPP currently permits issuance of up to 200,000 shares of our common stock, $.001 par value per share, plus an annual increase to be added on the first day of the Company’s fiscal year beginning in 2000 equal to the lesser of (i) 200,000 shares, (ii) 0.5% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. As of April 1, 2009, the maximum limit was 1,861,044 shares. We are proposing to amend the ESPP to establish the maximum number of shares issuable under the ESPP as 1,861,044 shares and to eliminate the annual share increase.
     Participants in the ESPP will be granted options to purchase shares of common stock from the Company, as is described below in “Purchase of Securities Pursuant to the Plan and Payment for Securities Offered.” A participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
     On March 27, 2008, we adopted a stockholder rights plan and declared a dividend of one right for each outstanding share of our common stock. A summary of the preferred stock purchase rights associated with shares of common stock is provided in the Company’s Registration Statement on Form 8-A filed with the SEC on March 27, 2008.
Purchase of Securities Pursuant to the Plan and Payment for Securities Offered
     Operation of ESPP. An Enrollment Date is the first trading day of an Offering Period. Offering Periods are overlapping twenty-four (24) month periods that commence on the first trading day on or after November 1 and April 30 each year. Upon the conclusion of an Offering Period, each participant will automatically re-enroll in the next Offering Period unless the participant withdraws from participation in the ESPP. On each Enrollment Date, participants will be granted an option to purchase up to a certain number of shares of common stock from the Company, exercisable on each Exercise Date during the Offering Period. Within each Offering Period, there will occur several Purchase Periods. A Purchase Period will last approximately six (6) months. For each Purchase Period in which a participant is enrolled, the participant will be entitled to accumulate funds through payroll deductions to purchase a certain number of shares of common stock as of the last day of the Purchase Period, also known as the Exercise Date. On the Exercise Date, unless the participant has withdrawn from participation in the ESPP before the Exercise Date, the option granted to the participant on the Enrollment Date will be automatically exercised to purchase a number of shares equal to the amount of accumulated payroll deductions in the participant’s account on such Exercise Date divided by the purchase price of the shares of common stock. The purchase price will be the lesser of (i) 85% of the fair market value of a share of common stock on the Enrollment Date or (ii) 85% of the fair market value of a share of common stock on the Exercise Date.
     Limitation on Number of Options Granted Under the ESPP. No participant will be granted an option under the ESPP (i) to the extent that, immediately after the grant, such participant (or any other person whose stock would be attributed to such participant pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or any subsidiary or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. In addition to the limitations set forth in the previous sentence, no participant may purchase more than 10,000 shares of common stock during each Purchase Period.
     Payroll Deductions. At the time that a participant files his or her subscription agreement, the participant will elect to have payroll deductions made on each pay day during the Offering Period. The payroll deduction may not exceed 15% of the participant’s compensation, which includes base salary and commissions but does not include payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, or other compensation. A participant may increase (but not above 15% of his or her compensation) or decrease the rate of his or her payroll deductions during an Offering Period by completing and filing with the Company’s payroll office a new subscription agreement. Notwithstanding the foregoing, to the extent necessary to comply with certain limitations set forth in the ESPP, the Administrator may decrease a participant’s payroll deductions to zero percent (0%) at any time during a Purchase Period. If such a decrease in payroll deductions is made, payroll deductions will recommence at the rate provided in the participant’s subscription agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless the participant elects to terminate his or her enrollment in the ESPP.
     Use of Funds. All payroll deductions received or held by the Company under the ESPP may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. No interest will accrue on the payroll deductions of a participant.
Withdrawal from Plan and Termination of Employment
     Withdrawal. A participant may withdraw the payroll deductions credited to his or her account and not yet used to exercise his or her option under the ESPP at any time by giving written notice of withdrawal to the Company, subject to certain conditions.
     Termination of Employment. Upon a participant’s ceasing to be an employee for any reason, he or she shall be deemed to have elected to withdraw from the ESPP and payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of the participant’s death, to the participant’s designated beneficiary, and the participant’s option will be automatically terminated.
     Nontransferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in the ESPP) by the participant. Any option granted pursuant to the ESPP may only be exercised by the participant, during the lifetime of the participant.
Changes in Capital or Corporate Structure
     Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of common stock that have been authorized for issuance under the ESPP, the maximum number of shares each participant may purchase during each Purchase Period, as well as the price per share and the number of shares of common stock covered by each option under the ESPP which has not yet been exercised will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” Such adjustment will be made by the Board, whose determination in that respect will be final, binding and conclusive. Except as expressly provided in the ESPP, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of common stock subject to an option.
     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will be shortened by setting a new Exercise Date and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The new Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Board will notify each participant in writing at least ten (10) business days prior to the new Exercise Date that the previous Exercise Date for the participant’s option has been changed to the new Exercise Date and that the participant’s option will be exercised automatically on the new Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period.
     Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress will be shortened by setting a new Exercise Date and any Offering Periods then in progress will end on the new Exercise Date. The new Exercise Date will be before the date of the Company’s proposed sale or merger. The Board will notify each participant in writing, at least ten (10) business days prior to the new Exercise Date, that the previous Exercise Date for the participant’s option has been changed to the new Exercise Date and that the participant’s option will be exercised automatically on the new Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period.
Federal Income Tax Consequences
     Based on current provisions of the Code and the existing regulations thereunder, the anticipated U.S. federal income tax consequences of awards granted under the ESPP are as described below. The following discussion is not intended to be a complete discussion of applicable law and is based on the U.S. federal income tax laws as in effect on the date hereof.
     Enrollment or Purchase of Common Stock under the ESPP. No federal income tax consequences arise at the time of a participant’s enrollment in the ESPP or upon the purchase of common stock under the ESPP. However, as discussed below, if a participant disposes of common stock acquired under the ESPP, the participant will have the federal income tax consequences described below in the year the participant disposes of the stock. Amounts withheld by payroll deduction are subject to federal income tax as though those amounts had been paid in cash.
     Early Dispositions. If a participant disposes of shares of common stock purchased under the ESPP within two years after the Enrollment Date for the Offering Period during which the participant purchased the shares or within one year after the transfer of the shares to the participant, the participant will have included in his or her compensation, taxable as ordinary income in the year of such disposition, an amount equal to the difference between (A) the fair market value of the shares on the date of purchase and (B) the price the participant paid for the shares, regardless of the price which the participant received in connection with the disposition of the shares. The amount which is taxable as ordinary income is added to the purchase price and becomes part of the cost basis for those shares for federal income tax purposes. If the disposition of the shares involves a sale or exchange, the participant generally will also realize a short-term capital gain or loss equal to the difference between the participant’s cost basis (calculated pursuant to the preceding sentence) and the proceeds from the sale or exchange.
     Later Dispositions. If a participant disposes of shares of common stock purchased under the ESPP on a date which is both more than two years after the Enrollment Date for the Offering Period during which the participant purchased the shares and more than one year after the transfer of the shares to the participant, or if the participant dies at any time while owning shares of common stock purchased under the ESPP, the participant (or his or her estate) will have included in his or her compensation, taxable as ordinary income in the year of disposition (or death), an amount equal to the lesser of:
•	the excess of the fair market value of the shares on the Enrollment Date for the Offering Period over the purchase price paid by the participant for the shares, or

•	the excess of the fair market value of the shares on the date of disposition (or death) over the purchase price paid by the participant for the shares.
     The amount which is taxable as ordinary income is added to the cost basis of those shares for federal income tax purposes. The cost basis is therefore the sum of the purchase price of the shares and the ordinary income recognized from the formula above. If the disposition of the shares involves a sale or exchange, the participant will also realize a long-term capital gain or loss equal to the difference between the participant’s cost basis (calculated pursuant to the preceding sentence) and the proceeds from the sale or exchange.
     Tax Consequences to Participants Employed by U.S. Employers but Working Abroad. Participants who work abroad, but who are employed by the Company or a U.S. participating subsidiary, may be taxed in the foreign country they work in, in addition to the U.S. These tax consequences will be different depending upon the laws of each foreign country.

     Tax Consequences to the Company. Neither the Company nor a participating subsidiary is entitled to a tax deduction upon the grant, exercise, purchase or subsequent transfer of shares of common stock acquired under the ESPP, provided the participant holds the shares received during the period that is two years from the Enrollment Date for the Offering Period during which the participant purchased the shares and one year from the date the shares are transferred to the participant. If the participant transfers or disposes of the shares before the end of that period, the Company or participating subsidiary is entitled to a tax deduction on its tax return equal to the amount of ordinary income the participant is required to recognize.
Other Information
     The closing price of our common stock on April 13, 2009, as reported by The Wall Street Journal, was $0.37 per share.
Equity Compensation Plan Information
     Information regarding shares subject to outstanding awards and shares available for issuance under equity plans of the Company is included in the Equity Compensation Plan Information table included in “Proposal No. 3 — Approval of Amended and Restated 1998 Equity Incentive Plan.”
Required Votes and Board Recommendations
     Approval of the amendments to the ESPP requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2 REGARDING AMENDMENTS TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN.
PROPOSAL NO. 3
APPROVAL OF AMENDED AND RESTATED
1998 EQUITY INCENTIVE PLAN
     Our Board has adopted, subject to the approval of our stockholders, an amendment and restatement of the 1998 Equity Incentive Plan (the “Equity Plan”). A copy of the Equity Plan as proposed to be amended and restated is attached as Appendix B to this Proxy Statement. The following description of the material features of the Equity Plan as proposed to be amended and restated is qualified in its entirety by reference to the provisions of the Equity Plan set forth in Appendix B.
Summary of Proposed Amendments
     The material changes to be implemented by the amendment and restatement of the Equity Plan include the following:
•	Extension of Term. We are proposing to amend the Equity Plan to provide that awards may continue to be granted thereunder until June 7, 2014. The Equity Plan is currently scheduled to expire September 7, 2009.

•	Elimination of Automatic Share Increase / Evergreen Feature. The Equity Plan currently provides that the maximum number of shares of common stock that may be issued under the Equity Plan automatically increases every year. We are proposing that this automatic share increase feature be eliminated and that the maximum number of shares of common stock that may be issued under the Equity Plan be reduced from 16,794,159 shares of common stock to 7,000,000 shares of common stock.
•	Expansion of Types of Awards. We are proposing to expand the types of awards that may be issued under the Equity Plan to include both performance-based and service-based restricted stock and restricted stock units (“RSUs”). An RSU represents a promise by the Company to issue one share of common stock for each RSU that becomes vested.

•	Approval of Section 162(m) Performance Criteria. We are proposing that the stockholders approve a list of performance criteria under the Equity Plan so that awards of performance-based restricted stock and RSUs will be eligible for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). Section 162(m) restricts the deductibility of compensation in excess of $1 million paid to each of the chief executive officer and three highest paid officers employed at the end of the applicable tax year unless certain exemptions apply. Performance-based compensation is not subject to the limitation on deductibility.
Description of the Equity Plan, as Proposed to be Amended and Restated
General
     The Equity Plan was adopted by our Board on September 7, 1999, and approved by our stockholders on October 15, 1999. The purposes of the Equity Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and directors of and consultants to the Company and its subsidiaries and to promote the success of the Company’s business.
Eligibility
     Employees of the Company or any parent or subsidiary of the Company, directors of the Company and persons, including advisors, engaged by the Company or any parent or subsidiary of the Company to render services to such entity are eligible to participate in the Equity Plan. As of December 31, 2008, there were four non-employee directors, five executive officers and approximately 300 employees other than executive officers who are eligible to receive awards.
Plan Administration
     The Equity Plan will be administered by the Administrator, which may be the Board and/or one or more committees of directors determined by the Board (each, a “Committee”). The members of each Committee are directors of the Company and serve at the pleasure of the Board. To the extent that the Administrator determines it to be desirable to qualify stock options granted under the Equity Plan as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Equity Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. To the extent that the Administrator determines it desirable to qualify transactions under the Equity Plan as exempt under Rule 16b-3, the transactions contemplated under the Equity Plan are to be structured to satisfy the requirements for exemption under Rule 16b-3. Subject to the terms of the Equity Plan, the Administrator has the authority, in its discretion, to administer and interpret the Equity Plan and determine who shall be granted awards, the size and types of such awards and the terms and conditions of such awards. The Administrator’s decisions, determinations and interpretations are final and binding on all participants in the Equity Plan.
Amendment, Modification and Termination
     The Board may amend, alter, suspend or terminate the Equity Plan at any time. Under the Equity Plan, the Company is required to obtain stockholder approval of any amendment to the extent necessary and desirable to comply with any applicable statutory or regulatory requirements, or to comply with the requirements for listing on any securities exchange where shares of the Company are listed. The termination of the Equity Plan will not affect any awards outstanding at the time of termination.

Shares Subject to the Equity Plan
     The Equity Plan currently permits the issuance of (a) up to 1,950,000 shares of our common stock, $.001 par value per share, plus (b) an annual increase added on the first day of the Company’s fiscal year beginning in 2000 equal to the lesser of (i) 1,500,000 shares, (ii) 5% of the outstanding shares on such date, or (iii) a lesser amount determined by the Board. The shares may be authorized, but unissued, or reacquired common stock. The proposed amendments to the Equity Plan eliminate the automatic share increase feature and provide that the maximum number of shares of common stock that may be issued under the Equity Plan shall be reduced from 16,794,159 shares of common stock to 7,000,000 shares of common stock.
     If an award expires, is forfeited or surrendered or becomes unexercisable without having been exercised in full, the shares which were subject to the award shall become available for future grant or sale under the Equity Plan (unless the Equity Plan has terminated); provided, however, that shares that have actually been issued under the Equity Plan shall not be returned to the Equity Plan and shall not become available for future distribution under the Equity Plan, except that if shares of restricted stock issued pursuant to a stock purchase right are repurchased by the Company at their original purchase price, such shares shall become available for future grant under the Equity Plan.
     On March 27, 2008, we adopted a stockholder rights plan and declared a dividend of one right for each outstanding share of our common stock. A summary of the preferred stock purchase rights associated with shares of common stock is provided in the Company’s Registration Statement on Form 8-A filed with the SEC on March 27, 2008.
Awards under the Equity Plan
     Awards granted under the Equity Plan as proposed to be amended may be in the form of options to purchase shares of common stock, restricted stock, RSUs or stock purchase rights.
     Stock Options. Incentive stock options and nonstatutory stock options may be granted under the Equity Plan. An option shall be an incentive stock option only if the award agreement so states. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all plans of the Company and any parent or subsidiary) exceeds $100,000, such options shall be treated as nonstatutory stock options. The grant and the terms of incentive stock options will be restricted to the extent required by the Code.
     The per-share exercise price of an option is set by the Administrator and, in the case of incentive stock options, may not be less than the fair market value of a share of our common stock on the date of grant, provided that incentive stock options granted to individuals owning more than 10% of the voting power of the outstanding stock of the Company are required to have an exercise price equal to at least 110% of the value of our common stock on the date of grant. In the case of a nonstatutory stock option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per share exercise price shall be not less than 100% of the fair market value per share on the date of grant.
     If, on the date of termination, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option shall revert to the Equity Plan. If, after termination, the optionee does not exercise his or her option to the extent vested within the time specified by the Administrator, the remaining portion of the option shall terminate, and the shares covered by such option shall revert to the Equity Plan.
     The term of each option granted under the Equity Plan will be stated in the applicable option agreement, provided that the maximum term of an incentive stock option is ten years from the date of grant, or five years from the date of grant if granted to an individual owning more than 10% of voting power of outstanding stock of the Company.
     The method of payment for the exercise of an option will be determined by the Administrator, and for incentive stock options, the method of payment will be determined at the time of grant. Acceptable methods of payment as determined by the Administrator may include cash, check, promissory note, tender of previously acquired shares of the

Company’s common stock, a net exercise arrangement or such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws.
     Restricted Stock Awards. Under the proposed amendments to the Equity Plan, performance-based and service-based restricted stock awards may be granted at any time and from time to time. A holder’s right to retain shares of restricted stock shall be subject to such restrictions, including but not limited to, continuing service with the Company for a restriction period specified by the Committee, or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such award. All grants of restricted stock shall be subject to a minimum one-year vesting period, subject to acceleration under the terms of the Equity Plan. Unless otherwise provided in an award agreement, a holder of restricted stock shall have all voting, dividend, liquidation and other rights with respect to the shares, provided that any dividends paid on the shares shall be held in escrow by the Company and subject to the same restrictions on transferability and forfeitability as the underlying shares of restricted stock.
     Except as otherwise provided in an award agreement, in the event of the death or disability of a Participant, all service period and other restrictions applicable to restricted stock awards then held by him or her shall lapse, and such awards shall become fully nonforfeitable. Except as provided in the Equity Plan with respect to a merger or sale transaction and except as provided in an award agreement, in the event of a termination of services for any other reason, any restricted stock awards as to which the service period or other vesting conditions have not been satisfied shall be forfeited.
     RSU Awards. Under the proposed amendments to the Equity Plan, performance-based and service-based RSUs may be granted at any time and from time to time. The right to be paid with respect to RSUs shall be subject to such restrictions, including but not limited to, continuing service with the Company for a restriction period specified by the Committee, or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such RSUs. All grants of RSUs shall be subject to a minimum one-year vesting period, subject to acceleration under the terms of the Equity Plan. The Committee may determine that a holder of RSUs is entitled to receive dividend equivalent payments on such units. RSUs do not have any voting rights.
     Stock Purchase Right. Upon determining to offer stock purchase rights to a plan participant, the Administrator will advise the offeree of the terms, conditions and restrictions related to the offer, including the number of shares the offer will entitle the offeree to purchase, the price per share, and the time by which the offeree must accept the offer and purchase the shares. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or disability).
     Nontransferability of Awards. Unless determined otherwise by the Administrator, an award under the Equity Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.
Performance Awards
     As proposed to be amended and restated, restricted stock and RSUs may be granted under the Equity Plan subject to certain performance-based criteria such that the awards will qualify as “performance-based compensation” under Section 162(m) of the Code. Such awards will be earned or become vested only if corporate, business unit or individual performance objectives over performance cycles, established by or under the direction of the Committee, are met. The performance objectives may vary from participant to participant, group to group and period to period and may be based on internal or external requirements. Awards that are intended to constitute “qualified performance-based compensation” (see discussion below under the heading Federal Income Tax Consequences) will be based on satisfaction of certain performance objectives set forth and described in Equity Plan.
     If a performance award is granted by the Committee pursuant to the Equity Plan, then the lapsing of restrictions thereon, the exercisability thereof and the distribution of cash, shares or other property pursuant thereto, as applicable, will be subject to the achievement of one or more objective performance goals established by the Committee, which are to be based on the attainment of one or any combination of the following:

•	Earnings (either in the aggregate or on a per-share basis);

•	Operating Profit (either in the aggregate or on a per share basis);

•	Operating income (either in the aggregate or on a per share basis);

•	Net income or loss (either in the aggregate or on a per-share basis);

•	Net earnings on either a LIFO or FIFO basis (either in the aggregate or on a per share basis);

•	Cash flow provided by operations, either in the aggregate or on a per-share basis;

•	Free cash flow (either in the aggregate on a per-share basis);

•	Reductions in expense levels, determined either on a Corporation-wide basis or in respect of any one or more business units;

•	Operating and maintenance cost management and employee productivity;

•	Stockholder returns (including return on assets, investments, equity, or gross sales);

•	Return measures (including return on assets, equity, or sales);

•	Where applicable, growth or rate of growth of any of the above listed business criteria;

•	Share price (including attainment of a specified per-share price during the incentive period; growth measures and total stockholder return or attainment by the shares of a specified price for a specified period of time);

•	Accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;

•	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; and/or

•	Achievement of business or operational goals such as market share and/or business development.
     The applicable incentive goals may be applied on a pre- or post-tax basis and the Committee may, when the applicable incentive goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. As established by the Committee, the incentive goals may include, without limitation, GAAP and non-GAAP financial measures. If the stockholders approve the proposed amendment and restatement of the Equity Plan, the list of performance goals will be deemed to be stockholder-approved performance goals in accordance with the requirements of Section 162(m) of the Code until June 7, 2014. Under Section 162(m), performance goals must be approved by the stockholders every five years in order for awards based upon such goals to constitute “qualified performance-based compensation.”
Changes in Capital or Corporate Structure
     Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by each outstanding award, and the number of shares of common stock which have been authorized for issuance under the Equity Plan but as to which no shares of common stock have yet been issued or which have been returned to the Equity Plan upon cancellation or expiration of an award, as well as the price per share of common stock covered by each such outstanding award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in the Equity Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an award.
     If the Company undergoes a dissolution, liquidation, merger, or sale of substantially all of the assets of the Company, and within six months of that event the plan participant ceases to be a service provider (as that term is defined in the Equity Plan) for any reason other than Cause (as that term is defined in the Equity Plan) or voluntary resignation, each award held by such participant will, without regard to any vesting schedule, restriction or performance target, automatically accelerate as to 50% of the unvested shares underlying such award on the date of the participant’s termination. If the Company undergoes a dissolution, liquidation, merger, or sale of substantially all of the assets of the Company and the successor corporation refuses to assume or substitute for the awards granted under the Equity Plan, such awards will become fully vested and exercisable. Additionally, if the award holder received its awards in the capacity of a consultant, such award holder’s awards will immediately vest and become exercisable upon the occurrence of the above-described events as set forth in the Equity Plan.
Federal Income Tax Consequences
     Based on current provisions of the Code and the existing regulations thereunder, the anticipated U.S. federal income tax consequences of awards granted under the Equity Plan are as described below. The following discussion is not intended to be a complete discussion of applicable law and is based on the U.S. federal income tax laws as in effect on the date hereof. State tax consequences may in some cases differ from those described below.
     General. The grant of a stock option will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an ISO, except that the alternative minimum tax may apply. Upon exercise of a stock option, other than an ISO, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an ISO before the end of the applicable ISO holding period, the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of a stock option generally will result in only capital gain or loss. Other awards under the Equity Plan, including a nonstatutory option, generally will result in ordinary income to the participant at the later of the time of delivery of cash or shares upon payment of awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered shares. Except as discussed below, the Company will generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will be entitled to no tax deduction relating to amounts that represent capital gain to a participant.
     Performance-Based Awards. Section 162(m) of the Code generally allows the Company to obtain tax deductions without limit for performance-based compensation paid to executive officers who are “covered employees” of the Company. The Company intends that stock options and performance-based restricted stock or RSUs granted under the Equity Plan will qualify as performance-based compensation under Section 162(m). A number of requirements must be met in order for particular compensation to so qualify; thus, there can be no assurance that such compensation under the Equity Plan will be fully deductible under all circumstances. In addition, other awards under the Equity Plan, such as service-based restricted stock and other stock-based awards, generally may not qualify, so that compensation paid to executive officers in connection with such awards may not be deductible.
     Section 280G. Under certain circumstances, the accelerated vesting or exercise of options or the accelerated lapse of restrictions with respect to other awards in connection with a change of control of us may be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and we may be denied a tax deduction.
     Other Tax Consequences. State tax consequences may in some cases differ from those described above. Awards under the Equity Plan will in some instances be made to eligible participants who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Other Information
     The closing price of our common stock on April 13, 2009, as reported by The Wall Street Journal, was $0.37 per share.
     The following persons and groups have received grants of stock options to purchase the following number of shares under the Equity Plan since its inception through April 13, 2009: (a) the Named Executive Officers, Richard P. Nespola — options to purchase 555,600 shares, Micky K. Woo — options to purchase 418,200 shares, Donald E. Klumb — options to purchase 450,000 shares, (b) all current executive officers as a group (5 persons) — options to purchase 1,748,800 shares, (c) all current Directors who are not executive officers as a group (4 persons) — options to purchase 409,212 shares (not included in this group and number was a grant on April 15, 2009, to A. Reza Jafari of options to purchase 37,500 shares upon his joining the Board of Directors on that date), (d) the nominees for Director, Robert J. Currey — options to purchase 87,500 shares and Micky K. Woo (reported above), and (e) all employees, including all current officers who are not executive officers, as a group — options to purchase 11,163,225 shares. The amounts shown include shares subject to options that may have been forfeited in whole or in part.
     The following persons and groups have received the following number of shares of restricted stock under the Equity Plan since its inception through April 13, 2009: (a) the Named Executive Officers, Richard P. Nespola —100,000 shares, Micky K. Woo —75,000 shares, Donald E. Klumb —125,000 shares, (b) all current executive officers as a group (5 persons) — 300,000 shares, (c) all current Directors who are not executive officers as a group (4 persons) —5,000 shares, (d) the nominees for Director, Robert J. Currey — 5,000 shares and Micky K. Woo (reported above), and (e) all employees, including all current officers who are not executive officers, as a group — 752,500 shares. The amounts shown include restricted shares that may have been forfeited in whole or in part.
Equity Compensation Plan Information

			(c)
			Number of
			securities
	(a)		remaining available
	Number of		for future issuance
	securities to be	(b)	under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise	(excluding
	outstanding	price of	securities
	options, warrants	outstanding options,	reflected in column
Plan Category	and rights	warrants and rights	(a)) (1)

Equity compensation plans approved by security holders 1998 Equity Incentive Plan Stock option awards	4,223,949	$3.63
Nonvested Stock	13,125	n/a
			9,485,396
Equity compensation plans not approved by security holders 2000 Supplemental Stock Plan	1,537,648	$2.31	1,245,146
Total	5,774,722	$3.28	10,730,542

(1)	The amounts in the table do not include up to 454,691 shares that may be purchased under the 1999 Employee Stock Purchase Plan.
     The Equity Plan currently includes a provision that automatically increases the number of securities available for issuance under the plan. The annual increase is determined on the first day of the Company’s fiscal year and is equal to the lesser of (i) 1,500,000 shares, (ii) 5% of the outstanding shares on such date or (iii) a lesser amount determined by the Company’s Board of Directors. The proposed amendments to the Equity Plan eliminate the automatic share increase feature and provide that the maximum number of shares of common stock that may be issued under the Equity Plan shall be reduced from 16,794,159 shares of common stock to 7,000,000 shares of common stock.
Required Vote and Board Recommendations
     Approval of the amendment and restatement of the Equity Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 3 REGARDING APPROVAL OF THE AMENDED AND RESTATED 1998 EQUITY INCENTIVE PLAN.
PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee plans to engage the independent registered public accounting firm of Deloitte & Touche LLP to audit the consolidated financial statements of the Company for the fiscal year ending January 2, 2010. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.
     Deloitte & Touche LLP has audited the Company’s financial statements since 1995.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES
     The following table summarizes the aggregate fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) during fiscal years 2008 and 2007:

	2008	2007
Audit Fees(a)	$472,900	$861,810
Audit-Related Fees(b)		200,650
Tax Fees(c)	39,675	19,859

Total	$512,575	$1,082,319

(a)	Fees for audit services in fiscal years 2008 and 2007 consisted of the audit of the Company’s annual financial statements included in our annual reports on Form 10-K, reviews of the Company’s quarterly financial statements included in our quarterly reports on Form 10-Q, and consents and other services related to SEC matters. In addition, Audit Fees for fiscal year 2007 includes $440,610 related to the Company’s investigation of stock option and restricted stock grants.

(b)	Fees for audit-related services billed in fiscal year 2007 consisted of audits of acquired businesses, SEC comment letter consultations, and the review of the implementation of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.

(c)	Fees for tax services billed in 2008 and 2007 consisted of tax compliance and tax planning and advice.
•	Fees for tax compliance services totaled $2,790 and $12,920 in fiscal years 2008 and 2007, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings.

•	Fees for tax planning and advice services totaled $36,885 and $6,939 in fiscal years 2008 and 2007, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result.
     In considering the nature of the services provided by the Deloitte Entities, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the Deloitte Entities and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC under the Sarbanes-Oxley Act of 2002, as well as the rules of the Public Company Accounting Oversight Board and the American Institute of Certified Public Accountants.
PRE-APPROVAL POLICY
     The charter of the Audit Committee requires pre-approval of non-audit services provided by the Deloitte Entities. In 2005, the Audit Committee adopted a procedure for approval of audit services and non-audit services by the Deloitte Entities whereby management has the authority to approve specified projects anticipated to cost less than $10,000, specified projects between $10,000 and $25,000 are subject to pre-approval by the Chairman of the Audit Committee, and all projects in excess of $25,000 require pre-approval by the full committee. Services which can be pre-approved under this process other than by the full committee are limited to consultation and research specifically relating to: (a) financial accounting and reporting matters; (b) income tax reporting/compliance matters; (c) matters relating to the audit of the Company’s 401(k) plan; and (d) required audit services necessary to complete a timely SEC filing (such as the issuance of a consent for registration statements). Pre-approved services must not be prohibited services under the rules of the SEC. All pre-approved services must be reported to the full Audit Committee at the next regularly scheduled meeting. All services performed by the Deloitte Entities during 2008 were pre-approved in accordance with these policies.
VOTE REQUIRED AND RECOMMENDATION
     The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon will be required to approve the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2010.
     The Audit Committee recommends that stockholders vote “FOR” ratification of such appointment.
CORPORATE GOVERNANCE
BOARD AND COMMITTEE MEETINGS
     The Board of Directors held a total of ten meetings during the fiscal year ended January 3, 2009. No director attended less than 75% of those meetings and no director attended less than 75% of the aggregate of (1) all Board of Directors meetings and (2) the number of meetings of all committee(s) of the Board of Directors held during fiscal year 2008 for which such director served as a member. At each of the 2008 Board of Directors meetings, the independent directors had the opportunity to hold an executive session.
COMMITTEES OF THE BOARD
     The Board of Directors has an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, which constitute the standing committees of the Board of Directors.

     Audit Committee. The Audit Committee consists of Mr. Siskowski, Chairman, and Messrs. Wilkens and Currey. The Audit Committee oversees our accounting, auditing and financial reporting policies and practices, among other responsibilities. The Audit Committee has sole authority to engage the independent registered public accounting firm to perform audit services and permitted non-audit services, and the sole authority to approve all audit engagement fees and the terms of all permitted non-audit engagements and fees of the independent registered public accounting firm. The Board of Directors has affirmatively determined that the members of the Audit Committee are “independent,” as defined in the NASDAQ listing standards and applicable SEC rules. The Board of Directors has determined that Mr. Siskowski qualifies as an “audit committee financial expert,” as defined by applicable rules of the SEC by virtue of his experience and background as described above. The Audit Committee held a total of six meetings during fiscal year 2008. The Board of Directors has adopted a formal written charter for the Audit Committee, a copy of which is available on the “Investor Relations — Corporate Governance” page of our website at www.tmng.com.
     Compensation Committee. In 2008, the Compensation Committee consisted of Mr. Lipman, Chairman, and Mr. Wilkens. Mr. Jafari was appointed as the third member of the Compensation Committee at the time of his appointment to the Board of Directors in April 2009. The Compensation Committee makes recommendations to the Board of Directors regarding our employee benefit plans, the compensation of our executive officers, and approves equity grants, among other responsibilities. The Board of Directors has affirmatively determined that the members of the Compensation Committee are “independent” as defined in the NASDAQ listing standards. The Compensation Committee held three meetings during fiscal year 2008. The Board of Directors has adopted a formal written charter for the Compensation Committee, a copy of which is available on the “Investor Relations — Corporate Governance” page of our website at www.tmng.com.
     Nominating and Corporate Governance Committee. In 2008, the Nominating and Corporate Governance Committee consisted of Messrs. Currey, Chairman, and Lipman. Mr. Jafari was appointed as the third member of the Nominating and Corporate Governance Committee at the time of his appointment to the Board of Directors in April 2009. The Board of Directors has affirmatively determined that the members of the Nominating and Corporate Governance Committee are “independent” as defined in the NASDAQ listing standards. The Nominating and Corporate Governance Committee’s primary functions are to recommend individuals qualified to serve as directors of the Company; to advise the Board on its composition, procedures and committees; to advise the Board regarding corporate governance and to develop, recommend to the Board and evaluate periodically a set of corporate governance guidelines for the Company; and to oversee the evaluation of the Board. The Board of Directors has adopted a formal written charter for the Nominating and Corporate Governance Committee. A copy of the charter is available on the “Investor Relations — Corporate Governance” page of our website at www.tmng.com.
     In accordance with the provisions of its charter, the Nominating and Corporate Governance Committee will consider nominations for director made in good faith by stockholders and will not apply different selection criteria to stockholder nominees than the selection criteria for persons nominated by the Committee. Among the criteria considered important in the selection of new directors, are experience, knowledge, skills, expertise, integrity, analytic ability, independence of mind, understanding of our business and business environment, willingness and ability to devote adequate time and effort to Board responsibilities, and diversity with respect to other Board members. For a description of the procedures for stockholders to make nominations for director, see “Submission of Stockholder Proposals and Nominations”. The Nominating and Corporate Governance Committee held one meeting in 2008. The Nominating and Corporate Governance Committee’s nominations for this proxy statement were discussed and approved by the full Board of Directors.
COMPENSATION COMMITTEE PROCESSES AND PROCEDURES
     The Compensation Committee’s charter governs its processes and procedures in the determination of executive compensation.
     The Compensation Committee has overall responsibility for evaluating and recommending compensation for executive officers and recommending approval of employee benefit plans, policies and programs, and for administering the Company stock incentive plans. The Compensation Committee does not share this authority with, or delegate this authority to, any other person. The Compensation Committee assists the Board in fulfilling its responsibility to maximize long-term stockholder value by ensuring that officers, directors and employees are compensated in accordance with our compensation philosophy, objectives and policies; competitive practice; and the requirements of applicable laws, rules and regulations.
     In fulfilling its responsibilities, the Compensation Committee has direct access to our officers and employees and consults with our CEO, our Chief Financial Officer, our human resources personnel and other members of senior management as the Chairperson of the Committee deems necessary.
     The Compensation Committee reviews executive officer compensation on an annual basis. For each review, the Compensation Committee may consider, and decide the weight it will give to, a number of factors, including the following:
•	competition in the market for executive employees;

•	executive compensation provided by comparable companies;

•	executive officer performance;

•	our financial performance and compensation expenses;

•	the accounting impact of executive compensation decisions;

•	company and individual tax issues;

•	executive officer retention;

•	executive officer health and welfare; and

•	executive officer responsibilities.
     In determining the long-term incentive component of our executive compensation, the Compensation Committee may consider a number of factors, including the following:
•	company performance and relative stockholder return;

•	value of similar incentive awards to executives at comparable companies; and

•	awards given our executives in past years.
     The Compensation Committee may retain at the Company’s expense a compensation consultant to advise the Committee on executive and director compensation practices and trends. The Committee did not engage a compensation consultant during 2008.
     The Compensation Committee may request that management recommend compensation package components, discuss hiring and retention concerns and personnel requirements, and provide information with respect to such matters as executive, Company and business unit performance; market analysis; benefit plan terms and conditions; financial, accounting and tax considerations; legal requirements; and value of outstanding awards. The Compensation Committee may rely on our CEO and other executives for these purposes.
     The Compensation Committee develops the criteria for evaluating our CEO’s performance and privately reviews his performance against these criteria on at least an annual basis. Our CEO periodically discusses the performance of other executive officers with the Compensation Committee. The Committee may review human resources and business unit records. The Committee may also discuss with the Audit Committee the executive officers’ compliance with our Code of Conduct, a copy of which is available on the “Investor Relations — Corporate Governance” page of our website at www.tmng.com.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS
     Stockholders may communicate directly with the Board of Directors via e-mail at board@tmng.com. These communications will be monitored by the Chairman of the Board and automatically passed directly to all independent directors. The Company also has a hotline (1-800-771-3980) for investor and employee complaints or notifications.
DIRECTOR ATTENDANCE AT ANNUAL MEETING
     The Company has a policy of encouraging its directors to attend the Annual Meeting. All directors attended our 2008 annual meeting of stockholders.
NON-EMPLOYEE DIRECTOR COMPENSATION
     This section describes the compensation paid to our non-employee directors. Mr. Nespola, our Chairman and Chief Executive Officer, and Mr. Woo, our President and Chief Operating Officer, serve on our Board of Directors but are not paid any compensation for their service on the Board of Directors. This section includes a description of the compensation program for directors through the first quarter of 2008 (the “Prior Director Compensation Program”) and the new compensation program adopted in the second quarter of 2008 (the “Current Director Compensation Program”).
Prior Director Compensation Program
     Under the Prior Director Compensation Program, the non-employee directors were paid meeting fees in accordance with the following fee schedule during the first quarter of the 2008 fiscal year. Prior to the second fiscal quarter of 2008, directors did not receive an annual retainer.

Type	Amount

Board (in person)	$1,000
Board (by telephone)	$1,000
Committee (in person or by telephone)	$500
Audit Committee Chairman (in person or by telephone)	$3,000
Current Director Compensation Program
     After the first quarter of the 2008 fiscal year, the Board of Directors adopted the Current Director Compensation Program for non-employee directors. For the last three quarters of the 2008 fiscal year, the non-employee directors were paid retainers (pro-rated for the year) and meeting fees in accordance with the following current fee schedule:

Type	Amount

Annual Director Retainer	$20,000
Annual Audit Committee Chair Retainer	$10,000
Annual Compensation Committee Chair Retainer	$5,000
Annual Nominating and Corporate Governance Committee Chair Retainer	$4,000
Per Meeting Fee for Board of Directors Meetings (in person or telephonic)	$500
Per Meeting Fee for Committee Meetings (in person or telephonic)	$500
     We also reimburse directors for their expenses in attending Board and committee meetings. It is also the policy of the Board of Directors that compensation is not paid for committee meetings that occur in conjunction with Board of Directors meetings.

     Non-employee directors have received equity grants from time to time in the past pursuant to our 1998 Equity Incentive Plan. In 2008, no equity awards were made to any directors.
2008 Compensation
     The following table provides information regarding the compensation of our non-employee directors in fiscal year 2008.
DIRECTOR COMPENSATION FOR FISCAL YEAR 2008

	Fees Earned or	Stock	Option
	Paid in Cash	Awards(2)(3)	Awards(2)(3)	Total
Name	($)	($)	($)	($)
Robert J. Currey	$28,000	$5,657		$33,657
Andrew D. Lipman(1)	$27,250		$17,356	$44,606
Frank M. Siskowski	$37,500			$37,500
Roy A. Wilkens	$26,000			$26,000

(1)	Does not include fees paid to Mr. Lipman’s law firm described in “Certain Relationships and Related Transactions.”

(2)	Amounts reported in the Stock Awards and Option Awards columns consist of the dollar amount of compensation cost recognized in the Company’s consolidated financial statements for the fiscal year ended January 3, 2009, as prescribed by Statement of Financial Accounting Standards (“SFAS”) No. 123R (revised 2004), “Share-Based Payment.” These amounts include compensation cost recognized in the Company’s 2008 consolidated financial statements with respect to unvested stock option and restricted stock awards granted in fiscal year 2007. However, these amounts do not include an estimate of forfeitures related to service-based vesting conditions, and assume that the non-employee director will perform the requisite service to vest in the award. For additional information relating to the assumptions made in the valuation of stock options and restricted stock awards refer to Note 4 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 29, 2007 filed with the Securities and Exchange Commission on March 28, 2008.

(3)	As of January 3, 2009, each non-employee director held the number of stock options and unvested shares of restricted stock identified below:

	Exercisable	Unvested	Unvested
	Stock	Stock	Restricted
Name	Options	Options	Shares

Robert J. Currey (a)	87,500		2,500
Andrew D. Lipman (b)	100,000	12,500
Frank M. Siskowski	87,500
Roy A. Wilkens	50,000

(a)	Unvested restricted shares will vest on June 13, 2009.

(b)	Unvested stock options will vest on June 13, 2009.

EXECUTIVE OFFICERS
     The following is information regarding our executive officers other than Messrs. Nespola and Woo, whose biographies appear in the sections titled “Election of Directors — Directors Whose Term Will Continue Beyond the Annual Meeting” and “Election of Directors — Directors to be Elected at the Annual Meeting,” respectively.
     Donald E. Klumb, 46, has served as Vice President and Chief Financial Officer of the Company since 1999. From 1998 to 1999, Mr. Klumb was a partner at Deloitte & Touche LLP and headed the firm’s Midwest telecommunications and high technology practice. From 1992 to 1998, he was a senior manager with Deloitte & Touche LLP. Mr. Klumb received his B.S. in Accounting from the University of Wisconsin-Milwaukee and was a certified public accountant.
     Janos Sivo, 62, was a co-founder of the Company’s Cartesian Limited subsidiary and served as its Chairman from 1996 through 2006 and has served as its Managing Director since March 2006. From 2002 to 2006, Mr. Sivo served as Vice President of Information Systems International and a member of the management team of Unity Media, a large telecommunications provider based in Cologne, Germany. Mr. Sivo graduated in 1970 as a chartered engineer from the Technical University in Dresden, Germany and obtained his Ph.D. from the Budapest Technical University in 1973. In 1987, Mr. Sivo earned his MBA from McGill University in Montreal.
     Robert House, 51, has served as a Vice President with the Company’s CSMG subsidiary since 2006 and leads its London office. From 2000 to 2006, Mr. House was a vice president of Adventis, a global consulting firm which consisted of consultants in London and Shanghai, leading its London office prior to the Company’s acquisition of certain key Adventis assets in 2006. Prior to joining Adventis, Mr. House served as a senior executive in the strategy consulting sector. Mr. House holds a degree in economics from the University of Bristol, United Kingdom and an MBA from INSEAD, France.
EXECUTIVE COMPENSATION
     As noted above under “Note Regarding Streamlined Disclosure,” the SEC adopted amendments to its rules expanding the number of companies that qualify for the SEC’s scaled disclosure requirements for smaller reporting companies. The amendments were intended to benefit investors by allowing smaller reporting companies to tailor their disclosure to reduce costs. Because the Company qualifies as a “smaller reporting company” under the amended rules, the Company is not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.
Summary Compensation Table
     The following Summary Compensation Table sets forth summary information as to the compensation of (i) the Company’s Chief Executive Officer and (ii) the Company’s three other most highly compensated executive officers during fiscal year 2008 (collectively, the “named executive officers”).

				Stock	Option	Non-equity
Name and Principal			Bonus (1)	Awards (2)	Awards (2)	Incentive Plan	All Other
Position	Year	Salary ($)	($)	($)	($)	Compensation (4)	Compensation (3)	Total
Richard P. Nespola,	2008	$624,250	$200,000	$15,021	$76,162	$—	$101,873	$1,017,306
Chairman of the Board and CEO	2007	$623,159	$—	$33,830	$140,754	$435,587	$65,774	$1,299,104

Micky K. Woo,	2008	$460,562	$100,000	$11,266	$45,697	$—	$5,325	$623,045
President and COO	2007	$459,757	$—	$25,373	$84,452	$304,911	$5,250	$879,743

Robert House,	2008	$356,561	$—	$—	$138,852	$—	$46,576	$541,989
Vice President	2007	$375,845	$—	$—	$118,252	$—	$22,052	$516,149

Donald E. Klumb,	2008	$275,000	$50,000	$—	$30,465	$—	$5,325	$360,790
Vice President and CFO	2007	$275,000	$—	$—	$56,302	$130,676	$5,250	$467,228

(1)	2008 bonus amounts for Messrs. Nespola, Woo and Klumb were discretionary bonuses paid in 2009 based upon 2008 performance.

(2)	Amounts reported in the Stock Awards and Option Awards columns consist of the dollar amount of compensation cost recognized in the Company’s consolidated financial statements for the fiscal year ended January 3, 2009 as prescribed by SFAS No. 123R (revised 2004), “Share-Based Payment.” These amounts include compensation cost recognized in the Company’s 2008 consolidated financial statements with respect to unvested stock option and restricted stock awards granted in previous fiscal years. However, these amounts do not include an estimate of forfeitures related to service-based vesting conditions, and assume that the executive officer will perform the requisite service to vest in the award. For additional information relating to the assumptions made in the valuation of stock options and restricted stock awards refer to the following Notes to Consolidated Financial Statements included in the Company’s Forms 10-K filed with the Securities and Exchange Commission:
•	Note 4 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 29, 2007 filed with the Securities and Exchange Commission on March 28, 2008;

•	Note 5 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 30, 2006 filed with the Securities and Exchange Commission on May 14, 2007; and

•	Note 9 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission on March 30, 2006.
(3)	All Other Compensation for the named executive officers consists of:

			Pension			Redeemed	Personal Use	Financial
		401(k)	Plan			Unused	of	Planning	Club
Name	Year	Contributions	Contributions	STD	LTD	Vacation(a)	Automobile	Stipend(a)	Membership (b)	Total
Richard P. Nespola	2008	$3,450	$—	$494	$1,381	$60,024	$11,524	$10,000	$15,000	$101,873
	2007	$3,375	$—	$494	$1,381	$—	$11,524	$10,000	$39,000	$65,774

Micky K. Woo	2008	$3,450	$—	$494	$1,381	$—	$—	$—	$—	$5,325
	2007	$3,375	$—	$494	$1,381	$—	$—	$—	$—	$5,250

Robert House	2008	$—	$46,576	$—	$—	$—	$—	$—	$—	$46,576
	2007	$—	$22,052	$—	$—	$—	$—	$—	$—	$22,052

Donald E. Klumb	2008	$3,450	$—	$494	$1,381	$—	$—	$—	$—	$5,325
	2007	$3,375	$—	$494	$1,381	$—	$—	$—	$—	$5,250

(a)	Provided pursuant to terms of CEO Employment Agreement (defined below).

(b)	Club membership provided pursuant to terms of CEO Employment Agreement, including $22,500 attributable to initiation fee in fiscal year 2007.

(4)	Amounts consist of compensation earned in 2007, based on the Company’s fiscal 2007 financial performance, but paid in 2008 under the Company’s annual cash incentive plan.
Narrative to Summary Compensation Table
     Employment Agreements. The Company is a party to an employment agreement with Richard P. Nespola, our CEO (the “CEO Employment Agreement”). A copy of the CEO Employment Agreement was filed as Exhibit 10.19 to our Annual Report on Form 10-K for the fiscal year ended January 3, 2004, filed with the SEC on March 31, 2004, and is available on the SEC’s website (www.sec.gov). The CEO Employment Agreement, dated January 5, 2004, consists of the following components:

•	Base salary of not less than $567,000 per year to be determined by the Board of Directors;

•	Bonus to be awarded based upon criteria determined and judged by the Compensation Committee, with the annual target bonus to be not less than fifty percent (50%) of base salary;

•	Six weeks of vacation per year that may redeemed in cash if unused;

•	Personal automobile use;

•	Such pension, profit sharing and fringe benefits as the Board of Directors of the Company may, from time to time, determine to provide for the key executives of the Company;

•	Health club membership and dues;

•	Executive health benefits for certain examinations not covered by insurance (not used to date);

•	Estate and financial planning services stipend of $10,000 per year;

•	Reimbursement of home office expenses;

•	Severance benefits upon a termination by the Company other than due to death, disability or cause, or upon a constructive termination, consisting of: (1) lump sum payment of 150% of annual salary and average bonus; (2) continuation of medical and dental insurance for 18 months; (3) purchase of Company-provided vehicle and assignment of such vehicle to CEO; and (4) pro rata portion of annual bonus that is the greater of $283,500 or target bonus for that year.
     The Company is a party to an employment agreement with Donald E. Klumb, our CFO (the “CFO Employment Agreement”). A copy of the CFO Employment Agreement was filed as Exhibit 10.1 on Form 8-K filed with the SEC on April 11, 2008, and is available on the SEC’s website (www.sec.gov). The CFO Employment Agreement, dated April 8, 2008, consists of the following components:
•	Base salary of not less than $275,000 per year to be determined by the Board of Directors;

•	Eligibility to participate in the Company’s bonus pool for executive officers as approved by the Compensation Committee;

•	Eligibility to participate in any health, disability, and group term life insurance plans or other perquisites and fringe benefits that the Company extends generally from time to time to the executive officers of the Company;

•	Severance benefits upon a termination by the Company other than due to death, disability or cause, or upon a constructive termination, consisting of: (1) salary and benefits (and bonuses, if any) accrued and payable up to the date of termination, (2) nine months of base salary payable in one lump sum, and (3) payment of the premium for any COBRA benefits for a period of nine months from the date of termination; and

•	Accelerated vesting of unvested stock options upon the occurrence of certain events, including, a change in the CEO, a change in control of the Company, or termination of employment by the Company other than due to death, disability, or cause.
     2008 Executive Incentive Plan. As previously reported, on February 19, 2008, the independent members of the Company’s Board of Directors approved an executive incentive compensation plan for fiscal year 2008 (the “2008 Plan”). The 2008 Plan established a cash bonus pool (the “Pool”) for its Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer, which provided for bonuses if the Company met or exceeded a non-GAAP EBITDA target (as defined in the 2008 Plan) of $7.0 million for fiscal year 2008. The calculation of the non-GAAP EBITDA target excluded non-cash charges (e.g., share-based compensation expense, etc.) and possible extraordinary one-time items to the extent determined to be appropriate by the Compensation Committee. The amount available for payment from the Pool (“Payout Amount”) began at $800,000 if the Company achieved the Non-GAAP EBITDA target. If the target was exceeded, the Payout Amount increased in accordance with a graduated, ascending scale ranging from 15% to 25% of the earnings in excess of the target, provided that the Payout Amount would in no event exceed $3 million.

     Although the 2008 non-GAAP EBITDA target of $7.0 million was not met, upon the recommendation of the Compensation Committee, the independent members of the Board of Directors exercised their discretion and awarded executive incentive compensation to the Company’s Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer in the aggregate amount of $350,000. The Compensation Committee and the independent members of the Board of Directors approved the discretionary payment based upon their determination that the Company had substantially achieved the threshold level in the 2008 Plan through the efforts of management in a uniquely challenging economic environment as disclosed in our Form 8-K filed with the SEC on February 27, 2009.
     Retirement Benefits. The only retirement benefit offered to Messrs. Nespola, Woo and Klumb by the Company is participation in the Company’s standard 401(k) plan, which is available to all U.S. Company employees. Under this plan, the Company will match twenty-five percent of the first six percent of deferred salary the employee contributes to the plan (subject to IRS maximums). Material severance terms for Messrs. Nespola and Klumb are outlined above in the descriptions of the CEO Employment Agreement and CFO Employment Agreement. Mr. Woo does not have an employment agreement with the Company.
     The only retirement benefits offered to Mr. House by the Company are the prescribed contributions to his pension account under the Company’s Group Personal Pension Plan for all employees of its Cambridge Adventis Limited subsidiary. As a vice president, the Company contributes ten percent of Mr. House’s monthly pensionable salary. Material severance terms for Mr. House in the event of termination without cause or termination following a change of control event consists of ten months base salary and continuation of fringe benefits (i.e. private medical scheme, personal pension plan, life assurance, long-term disability scheme, travel insurance and paid time off).
Outstanding Equity Awards at 2008 Fiscal Year End
     The following table provides information regarding outstanding stock options and unvested stock awards held by each named executive officer as of January 3, 2009:

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities				Market Value
	Underlying	Underlying			Number of	of Shares or
	Unexercised	Unexercised	Option		Shares or Units	Units of Stock
	Options	Options	Exercise	Option	of Stock That	That Have not
	Exercisable	Unexercisable	Price	Expiration	Have Not Vested	Vested
Name	(#)	(#)	($)	Date	(#)	($)

Richard P. Nespola (1)	88,800		22.56	January 13, 2010
	125,000	125,000	2.44	March 1, 2016	25,000	12,250
Micky K. Woo (2)	66,600		22.56	January 13, 2010
	75,000	75,000	2.44	March 1, 2016	18,750	9,188
Robert House (3)	100,000	100,000	2.35	June 13, 2009
Donald E. Klumb (4)	225,000		2.00	July 26, 2009
	50,000	50,000	2.44	March 1, 2016

(1)	62,500 unexercisable stock options vested on March 1, 2009; 62,500 unexercisable stock options will vest on March 1, 2010; and 25,000 unvested restricted shares vested on January 17, 2009.

(2)	37,500 unexercisable stock options vested on March 1, 2009; 37,500 unexercisable stock options will vest on March 1, 2010; and 18,750 unvested restricted shares vested on January 17, 2009.

(3)	100,000 unexercisable stock options will vest on June 13, 2009.

(4)	25,000 unexercisable stock options vested on March 1, 2009; and 25,000 unexercisable stock options will vest on March 1, 2010.

REPORT OF THE AUDIT COMMITTEE
     In the performance of its oversight function, the Audit Committee has considered and discussed with management and our independent registered public accounting firm the audited consolidated financial statements of the Company for the fiscal year ended January 3, 2009.
     In addition, the Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm its independence.
     Based upon the reports and discussions described in this report, and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the fiscal year ended January 3, 2009, be included in the Company’s Annual Report on Form 10-K for such fiscal year.
     The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. The Audit Committee does not determine whether the Company’s financial statements are complete and accurate, are prepared in accordance with generally accepted accounting principles or fairly present the Company’s financial condition, results of operations and cash flows. Members of the Committee rely without independent verification on the information provided to them and the representations made to them by management and the independent registered public accounting firm and look to management to provide full and timely disclosure of all material facts affecting the Company. Accordingly, the Audit Committee’s oversight does not assure that management has maintained appropriate internal controls and procedures or appropriate disclosure controls and procedures, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is in fact “independent.”
The Audit Committee
Frank M. Siskowski, Chairman
Roy A. Wilkens
Robert J. Currey
This Audit Committee Report is not deemed “soliciting material”
and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company’s directors, officers and beneficial owners of more than 10% of the Company’s Common Stock to file reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on its review of the copies of such forms submitted to it during the fiscal year ended January 3, 2009, the Company has determined that all officers, directors and beneficial owners of more than 10% of the outstanding

Common Stock complied with all Section 16(a) requirements during fiscal year 2008. The Company assists its directors and officers in the preparation and filing of reports required under Section 16(a) of the Exchange Act.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     INDEMNIFICATION AGREEMENTS
     We have entered into indemnification agreements with our directors and executive officers. A copy of the form of Indemnification Agreement was filed as Exhibit 10.2 to our Registration Statement on Form S-1 filed with the SEC on September 20, 1999 and is available on the SEC’s website (www.sec.gov).
     OUTSTANDING LOAN TO EXECUTIVE OFFICER
     There is an outstanding line of credit between TMNG and Richard P. Nespola, our Chairman and Chief Executive Officer, which originated in fiscal year 2001. Aggregate borrowings outstanding against the line of credit totaled $300,000 at January 3, 2009 and are due in 2011. In accordance with the loan provisions, the interest rate charged on the loan is equal to the Applicable Federal Rate (AFR), as announced by the Internal Revenue Service, for short-term obligations (with annual compounding) in effect for the month in which the advance is made, until fully paid. No further loan agreements or draws against the line may be made by the Company to, or arranged by the Company for its executive officers. Interest payments on this loan are current as of January 3, 2009.
     ENGAGEMENT OF LAW FIRM AFFILIATED WITH DIRECTOR
     During fiscal year 2008, we incurred legal fees of $26,000 for services provided by Bingham McCutchen, LLP (“Bingham”), a law firm in which Mr. Lipman owns an equity interest. The fees paid to Bingham were primarily in connection with our past acquisition of Cartesian Limited and certain associated legal compliance matters in the United Kingdom. During fiscal year 2007, we incurred legal fees of $128,000 for services provided by Bingham. The fees paid to Bingham in 2007 were in connection with our acquisition of Cartesian Limited and the evaluation of business opportunities in China. Our Board of Directors has affirmatively determined that such payments do not constitute a material relationship between the director and the Company and concluded that Mr. Lipman remained an independent director.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
     The following table sets forth the beneficial ownership of the Company’s Common Stock as of April 13, 2009, by (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

	Shares Beneficially Owned
Beneficial Owner	Total Number	Percent

5% Stockholders (excluding executive officers or directors):
Potomac Capital Management, LLC, Potomac Capital Management, Inc., and Paul J. Solit(1)
825 Third Avenue, 33rd Floor New York, NY 10022	4,696,499	13.5%
Riley Investment Management LLC, B. Riley & Co., LLC and Bryant Riley(2)
11100 Santa Monica Boulevard, Suite 810 Los Angeles, CA 90025	2,080,452	6.0%

Executive Officers & Directors:
Richard P. Nespola(3)
7300 College Boulevard, Suite 302 Overland Park, KS 66210	3,013,438	8.6%
Micky K. Woo(4)
7300 College Boulevard, Suite 302 Overland Park, KS 66210	2,243,821	6.4%
Donald E. Klumb(5)	498,467	1.4%
Robert House(6)	100,000	*
Roy A. Wilkens(7)	133,500	*
Andrew D. Lipman(8)	100,000	*
Frank M. Siskowski(9)	97,500	*
Robert J. Currey(10)	92,500	*
A. Reza Jafari	—	*
All directors and executive officers as a group (10 persons)	6,341,726	18.1%

*	Less than 1% of the outstanding shares of Common Stock.

(1)	Based on information provided by Potomac Capital Management, LLC, Potomac Capital Management, Inc., and Paul J. Solit, in Schedule 13G/A filed in February 2009. Potomac Capital Management, LLC and Paul J. Solit jointly own 2,030,830 shares, Potomac Capital Management, Inc. and Paul J. Solit jointly own 2,641,969 shares, and Paul J. Solit individually owns 23,700 shares.

(2)	Based on information provided by Riley Investment Management LLC, B. Riley & Co., LLC, and Bryant R. Riley in Schedule 13D filed in November 2008:

•   Riley Investment Management, LLC, has sole voting and dispositive power over 660,855 shares and has shared voting and dispositive power over 1,294,591 shares held by investment advisory accounts indirectly affiliated with Mr. Riley or Riley Investment Partners Master Fund, L.P. Mr. Riley is the sole manager of Riley Investment Management, LLC.

•   B. Riley & Co., LLC has sole voting and dispositive power over 125,006 shares which are held by an investment advisory account indirectly affiliated with Mr. Riley. Mr. Riley is Chairman and sole indirect equity owner of B. Riley & Co., LLC.

(3)	Includes 276,300 exercisable stock options. Mr. Nespola disclaims beneficial ownership of 506,576 shares of common stock held by the Quimby Lane 2002 Trust, which is an irrevocable grantor trust of which Mr. Nespola’s spouse and adult son are the sole beneficiaries.

(4)	Includes 1,000,000 shares held by Woo 2005 Family Trust, 919,521 shares held by Micky K. Woo Trust, 70,200 shares held by Growth Unlimited, Inc., and 179,100 exercisable stock options.

(5)	Includes 300,000 exercisable stock options.

(6)	Includes 100,000 exercisable stock options.

(7)	Includes 50,000 exercisable stock options.

(8)	Includes 100,000 exercisable stock options.

(9)	Includes 87,500 exercisable stock options.

(10)	Includes 87,500 exercisable stock options and 2,500 shares of restricted stock.
SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS
     In addition to the requirements under SEC Rule 14a-8 regarding the inclusion of stockholder proposals in the Company’s proxy statement and form of proxy relating to an annual meeting of stockholders, our Bylaws establish procedures which stockholders must follow in order to nominate directors or make proposals other than under SEC Rule 14a-8 for consideration at an annual meeting of stockholders. Any stockholder desiring a copy of our Bylaws will be furnished one without charge upon written request to the Secretary of the Company. A copy of our Bylaws was filed as Exhibit 3.2 to our Form 8-K filed with the SEC on February 13, 2008 and is available on the SEC’s website (www.sec.gov).
Stockholder Nominees for 2010 Annual Meeting of Stockholders.
     If you are a stockholder of record and wish to nominate someone to the Board of Directors, you must give written notice to the Company’s Secretary. Your notice must be delivered to or mailed and received at the principal executive offices of the Company not more than 150 calendar days and not less than 120 calendar days in advance of the first anniversary date of mailing of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the annual meeting has been advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of the prior year’s meeting date, notice must be delivered and received no earlier than 150 calendar days before such annual meeting and not less than the later of (i) 120 calendar days before such annual meeting or (ii) ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. A nomination received after such date will be deemed untimely and will not be considered. Your notice must include the information specified in our Bylaws and a written consent of each nominee to serve as a director of the Company if elected. Under our Bylaws, the chairperson of the annual meeting of stockholders has the power and duty to determine whether a nomination was made in accordance with the Bylaws, and, if not in compliance with the Bylaws, to declare that the defective nomination shall be disregarded.
Stockholder Proposals at 2010 Annual Meeting of Stockholders.
     If you are a stockholder of record and wish to make a proposal to the stockholders other than pursuant to SEC Rule 14a-8, you must give written notice to the Company’s Secretary in accordance with the same procedure specified for nominations of directors, and the notice must provide the information specified in our Bylaws. Any proposal received after the date specified above will be deemed untimely and will not be considered. Under our Bylaws, the proposal will not be considered if the proposal is not in accordance with applicable law and the rules of the SEC. Under our Bylaws, the chairperson of the annual meeting of stockholders has the power and duty to determine whether any business proposed to be brought before the meeting was made in accordance with the Bylaws, and, if not in compliance with the Bylaws, to declare that such proposal shall be disregarded.

Deadline for Including a Stockholder Proposal in the Proxy Statement for the 2010 Annual Meeting of Stockholders.
     Proposals that are intended to be presented by stockholders at our 2010 annual meeting of stockholders must be received by us no later than December 28, 2009 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with SEC regulations governing the solicitation of proxies.
ANNUAL REPORT
     TMNG’s Annual Report to Stockholders, containing financial statements for the fiscal year ended January 3, 2009, is being mailed with this proxy statement to all stockholders entitled to vote at the Annual Meeting. You must not regard the Annual Report as additional proxy solicitation material.
     We will provide without charge, upon written request to the Secretary of the Company at the address listed on the cover page of this proxy statement, a copy of the Company’s annual report on Form 10-K, including the financial statements filed with the Securities and Exchange Commission for the fiscal year ended January 3, 2009.
HOUSEHOLDING
     A single copy of our 2008 Annual Report and this proxy statement are being delivered to any multiple stockholders sharing the same address pursuant to SEC Rule 14a-3(e)(1), unless we or our transfer agent have received contrary instructions from one or more of those stockholders. We agree to deliver promptly upon written or oral request a separate copy of our Annual Report and proxy statement to any stockholder at a shared address to which a single copy of those documents has been delivered. You may notify us that you wish to receive a separate copy of the Annual Report and proxy statement for the 2009 or any future Annual Meeting by contacting us at 7300 College Boulevard, Suite 302, Overland Park, Kansas 66210, (913) 345-9315, Attention: Secretary. Stockholders who are members of a single household receiving multiple copies of those documents and who wish to receive a single copy may contact us at the same address or telephone number.
OTHER MATTERS
     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

The Board of Directors
Overland Park, Kansas
May 3, 2009

APPENDIX A
THE MANAGEMENT NETWORK GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated Effective June 8, 2009)
     The following constitute the provisions of The Management Network Group, Inc. Employee Stock Purchase Plan.
     1. Purpose and History. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
     The Plan was originally established in 1999 with a ten year term. Effective June 8, 2009, the Plan was amended and restated and in connection with such amendment and restatement, the term of the Plan was extended for five years such that the Plan will not expire until June 7, 2014.
     2. Definitions.
          (a) “Board” shall mean the Board of Directors of the Company.
          (b) “Code” shall mean the Internal Revenue Code of 1986, as amended.
          (c) “Common Stock” shall mean the common stock of the Company.
          (d) “Company” shall mean The Management Network Group, Inc. and any Designated Subsidiary of the Company.
          (e) “Compensation” shall mean all base straight time gross earnings and commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.
          (f) “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
          (g) “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.
          (h) “Enrollment Date” shall mean the first Trading Day of each Offering Period.
          (i) “Exercise Date” shall mean the last Trading Day of each Purchase Period.
          (j) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the market trading day of the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;
               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or
               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.
          (k) “Offering Periods” shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after November 1 and April 30 of each year and terminating on the last Trading Day in the periods ending twenty-four months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.
          (l) “Plan” shall mean this Employee Stock Purchase Plan, as amended.
          (m) “Purchase Period” shall mean the approximately six month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.
          (n) “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.
          (o) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.
          (p) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
          (q) “Trading Day” shall mean a day on which national stock exchanges and the NASDAQ System are open for trading.
     3. Eligibility.
          (a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.
          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.
     4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after November 1 and April 30 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The

Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.
     5. Participation.
          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.
          (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.
     6. Payroll Deductions.
          (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period.
          (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.
          (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
          (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.
          (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.
     7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than 10,000 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.
     8. Exercise of Option.
          (a) Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
          (b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date.
     9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.
     10. Withdrawal.
          (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.
          (b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.
     11. Termination of Employment.
     Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.
     12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.
     13. Stock.
          (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 1,861,044 shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.
          (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.
          (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.
     14. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.
     15. Designation of Beneficiary.
          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
     16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
     17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.
     19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
          (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

     20. Amendment or Termination.
          (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.
          (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.
          (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
               (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
               (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and
               (iii) allocating shares.
     Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.
     21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
     23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect until June 7, 2014 unless sooner terminated under Section 20 hereof.

     24. Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

EXHIBIT A to APPENDIX A
THE MANAGEMENT NETWORK GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

Original Application	Enrollment Date:
Change in Payroll Deduction Rate
Change of Beneficiary(ies)
1.	hereby elects to participate in The Management Network Group, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2.	I hereby authorize payroll deductions from each paycheck in the amount of ___% of my Compensation on each payday (from 1 to ___%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3.	I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.	I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Employee Stock Purchase Plan.

5.	Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only).

6.	I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.	I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print)

	(First)	(Middle)	(Last)

Relationship

(Address1)

(Address2)

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:

Signature of Employee

Spouse’s Signature (If beneficiary other than spouse)

EXHIBIT B to APPENDIX A
THE MANAGEMENT NETWORK GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
     The undersigned participant in the Offering Period of The Management Network Group, Inc. Employee Stock Purchase Plan which began on                                         ,                      (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

APPENDIX B
THE MANAGEMENT NETWORK GROUP, INC.
1998 EQUITY INCENTIVE PLAN
(as amended and restated June 8, 2009)
The Management Network Group, Inc., originally established the The Management Network Group, Inc. 1998 Equity Incentive Plan, effective April 30, 1998 and The Management Network Group, Inc. 1998 Consultant Equity Incentive Plan, effective April 30, 1998. The Management Network Group, Inc. amended and restated these two plan into one plan effective as of September 7, 1999. Effective June 8, 2009, (the “Effective Date”) The Management Network Group, Inc. hereby amends and restates the Plan.
     1. Purposes of the Plan. The purposes of this 1998 Equity Incentive Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.
Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.
     2. Definitions. As used herein, the following definitions shall apply:
          (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.
          (b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.
          (c) “Award” means an Option, Restricted Stock or Restricted Stock Units.
          (d) “Board” means the Board of Directors of the Company.
          (e) “Cause” means (i) any willful material violation by the Holder of any law or regulation applicable to the business of the Company or a Parent or Subsidiary of the Company, the Holder’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, any willful perpetration by the Holder of a common law fraud, (ii) the Holder’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (iii) any material breach by the Holder of any provision of any agreement or understanding between the Company, or any Parent or Subsidiary of the Company, and the Holder regarding the terms of the Holder’s service as a Service Provider, including without limitation, the willful and continued failure or refusal of the Holder to perform the material duties required of such Holder as a Service Provider, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company and the Holder, (iv) Holder’s disregard of the policies of the Company or any Parent or Subsidiary of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent or Subsidiary of the Company, or (v) any other misconduct by the Holder which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Parent of Subsidiary of the Company.
          (f) “Code” means the Internal Revenue Code of 1986, as amended.

          (g) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.
          (h) “Common Stock” means the common stock of the Company.
          (i) “Company” means The Management Network Group, Inc., a Delaware corporation.
          (j) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
          (k) “Director” means a member of the Board.
          (l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
          (m) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
          (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the market trading day of the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the market trading day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.
          (p) “Holder” means a Service Provider who is in possession of an Award.
          (q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
          (r)“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
          (s) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award grant. The Notice of Grant is part of the related Award Agreement.
          (t) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (u) “Option” means a stock option granted pursuant to the Plan.
          (v) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
          (w) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.
          (x) “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.
          (y) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.
          (z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
          (aa) “Plan” means this 1998 Equity Incentive Plan, as amended and restated.
          (bb) “Performance Award” means any Award that will be issued or granted, or become vested or payable, as the case may be upon the achievement of certain performance goals (as described in Section 15) to a Holder pursuant to Section 15.
          (cc) “Restricted Stock” means shares of Common Stock either granted or acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.
          (dd) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Holder evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.
          (ee) “Restricted Stock Unit” means an Award granted under Section 11 evidencing the Holder’s right to receive a Share (or cash payment equal to the Fair Market Value of a Share) at some future date.
          (ff) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
          (gg) “Section 16(b) “ means Section 16(b) of the Exchange Act.
          (hh) “Service Provider” means an Employee, Director or Consultant.
          (ii) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.
          (jj) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.
          (kk) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
     3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 7,000,000 (the “Maximum Limitation”). The Shares may be authorized, but unissued, or reacquired Common Stock.
     Any Shares that are subject to an Award under this Plan that are not used because the terms and conditions for the Award are not met, including any Shares subject to an Award that expires, is forfeited, or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon grant of Restricted Stock or exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.
     4. Administration of the Plan.
          (a) Procedure.
               (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.
               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.
               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.
               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.
          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
               (i) to determine the Fair Market Value;
               (ii) to select the Service Providers to whom Awards may be granted hereunder;
               (iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
               (iv) to approve forms of agreement for use under the Plan;
               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Restricted Stock, Restricted Stock Unit, Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
               (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;
               (vii) to institute an Option Exchange Program;
               (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
               (x) to modify or amend each Award (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;
               (xi) to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon the exercise of an Option or Stock Purchase Right or upon the vesting of Restricted Stock or Restricted Stock Units that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Holder to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;
               (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.
          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Holders.
     5. Eligibility. Nonstatutory Stock Options, Stock Purchase Rights, Restricted Stock and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
     6. Limitations.
          (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
          (b) Neither the Plan nor any Award shall confer upon an Holder any right with respect to continuing the Holder’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Holder’s right or the Company’s right to terminate such relationship at any time, with or without cause.
          (c) The following limitations shall apply to grants of Options:
               (i) The maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Option is the Maximum Limitation.
               (ii) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares.
               (iii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares which shall not count against the limit set forth in subsection (i) above.
               (iv) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.

               (v) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (ii) and (iii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.
          (d) The maximum number of Shares with respect to which an Award or Awards may be granted to any Holder in any one taxable year of the Company shall not exceed 2,000,000 Shares (increased proportionately, in the event of any stock split or stock dividend with respect to the Shares).
     7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect until the 10th Anniversary of the Effective Date unless terminated earlier under Section 16 of the Plan.
     8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.
     9. Option Exercise Price and Consideration.
          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
               (i) In the case of an Incentive Stock Option
                    (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
                    (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.
          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.
          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:
               (i) cash;

               (ii) check;
               (iii) promissory note;
               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;
               (vi) for any Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will not require a payment of the Option exercise price but will reduce the number of Shares upon the exercise by the largest number of whole shares that has a Fair Market Value on the date of exercise that does not exceed the aggregate Option exercise price.
               (vii) any combination of the foregoing methods of payment; or
               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
     10. Exercise of Option.
          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.
     An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.
Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
          (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider for any reason other than the Optionee’s death, Disability or termination of service for Cause (but not in the event of an Optionee’s change of status from Employee to Consultant (in which case an Employee’s Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status) or from Consultant to Employee), such Optionee may, but only within such period of time as is determined by the Administrator, of at least thirty (30) days, with such determination in the case of an Incentive Stock Option not exceeding three (3) months after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may, but only within twelve (12) months from the date of such termination (or within such longer time period, not exceeding five (5) years, after the termination date as may be determined by the Administrator, with any exercise beyond twelve (12) months after the termination date, deemed to be a Nonstatutory Stock Option) (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option the extent the Option is vested on the date of termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
          (d) Death of Optionee. If an Optionee dies while a Service Provider (or the Optionee dies within three (3) months after a termination other than for Cause), the Option may be exercised at any time within twelve (12) months following the date of death (or within such longer time period, not exceeding five (5) years after the termination date as may be determined by the Administrator) (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
          (e) Termination for Cause. If the Optionee is terminated for Cause, then Optionee’s Option shall expire on such Optionee’s termination date or such later time and on such conditions as are determined by the Administrator.
          (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.
     11. Restricted Stock, Restricted Stock Units and Stock Purchase Rights.
          (a) Restricted Stock Awards. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock to any Service Provider in such amounts as the Administrator shall determine.
          (b) Restricted Stock Unit Awards. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Administrator may grant a Service Provider Restricted Stock Units, in connection with or separate from a grant of Restricted Stock. Upon the vesting of Restricted Stock Units, the Holder shall be entitled to receive the full value of the Restricted Stock Units payable in either Shares or cash.
          (c) Rights to Purchase and Option to Repurchase.
               (i) Stock Purchase Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator, and which may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.
               (ii) Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.
          (d) Restrictions. A Holder’s right to retain Shares of Restricted Stock or be paid with respect to Restricted Stock Units shall be subject to such restrictions, including but not limited to, him or her continuing to perform as a Service Provider for a restriction period specified by the Committee, or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. All grants of Restricted Stock and Restricted Stock Units shall be subject to a minimum one-year vesting period. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to (i) different Holders, (ii) different Restricted Stock or Restricted Stock Unit Awards, or (iii) separate, designated portions of the Shares constituting a Restricted Stock Award. Any grant of Restricted Stock or Restricted Stock Units shall contain terms such that the Award is either exempt from Code section 409A or complies with such section.
          (e) Privileges of a Stockholder, Transferability. Unless otherwise provided in the Award Agreement, a Participant shall have all voting, dividend, liquidation and other rights with respect to Shares of Restricted Stock, provided however that any dividends paid on Shares of Restricted Stock prior to such Shares becoming vested shall be held in escrow by the Company and subject to the same restrictions on transferability and forfeitability as the underlying Shares of Restricted Stock. Any voting, dividend, liquidation or other rights shall accrue to the benefit of a Holder only with respect to Shares of Restricted Stock held by, or for the benefit of, the Holder on the record date of any such dividend or voting date. A Participant’s right to sell, encumber or otherwise transfer such Restricted Stock shall, in addition to the restrictions otherwise provided for in the Award Agreement, be subject to the limitations of Section 12 hereof. The Committee may determine that a Holder of Restricted Stock Units is entitled to receive dividend equivalent payments on such units. If the Committee determines that Restricted Stock Units shall receive dividend equivalent payments, such feature will be specified in the applicable Award Agreement. Restricted Stock Units shall not have any voting rights.
          (f) Enforcement of Restrictions. The Committee may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 11(c) and 11(d):
               (i) placing a legend on the stock certificates, or the Restricted Stock Unit Award Agreement, as applicable, referring to restrictions;
               (ii) requiring the Holder to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect;
               (iii) requiring that the stock certificates, duly endorsed, be held in the custody of a third party nominee selected by the Company who will hold such Shares of Restricted Stock on behalf of the Holder while the restrictions remain in effect; or
               (iv) inserting a provision into the Restricted Stock Award Agreement prohibiting assignment of such Award Agreement until the terms and conditions or restrictions contained therein have been satisfied or released, as applicable.
          (g) Termination of Service, Death, Disability, etc. Except as otherwise provided in an Award Agreement, in the event of the death or Disability of a Participant, all service period and other restrictions applicable to Restricted Stock Awards then held by him or her shall lapse, and such Awards shall become fully nonforfeitable. Subject to Section 13 and except as otherwise provided in an Award Agreement, in the event a Participant ceases to be a Service Provider for any other reason, any Restricted Stock Awards as to which the service period or other vesting conditions have not been satisfied shall be forfeited.
          (h) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

     12. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.
     13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.
          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no shares of Common Stock have yet been issued or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
          (b) Dissolution, Liquidation, Merger or Asset Sale. Subject to the third sentence of this Section 13(b), in the event of the proposed dissolution or liquidation of the Company or a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Notwithstanding the foregoing, in the event that a Holder ceases to be a Service Provider for any reason other than Cause or voluntary resignation within six (6) months of the consummation of a transaction described in this Section 13(b) pursuant to which outstanding Options and Stock Purchase Rights are assumed or substituted as provided above, the vesting and exercisability of each outstanding Award shall be automatically accelerated as to 50% of the unvested Shares of Optional Stock subject to the Award on the date of such Holder’s termination. Notwithstanding the foregoing, (i) in the event that the successor corporation refuses to assume or substitute for the Award, and (ii) in the case of an Award granted to a Service Provider who is a Consultant at the time such Award is granted, the Holder shall fully vest in and have the right to exercise the Award as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in accordance with the foregoing sentence, the Administrator shall notify the Holder in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this Section, the Award shall be considered assumed if, following the dissolution, liquidation, merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the dissolution, liquidation, merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the dissolution, liquidation, merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share of Optioned Stock subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the dissolution, liquidation, merger or sale of assets.
          (c) Other Treatment of Options and Stock Purchase Rights. Subject to any greater rights granted to Optionees under the foregoing provisions of this Section 13, in the event of the occurrence of any transaction described in Section 13 hereof, any outstanding Options and Stock Purchase Rights will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

     14. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Holder within a reasonable time after the date of such grant.
     15. Performance Awards.
          (a) Any Award granted under the Plan may be subject to the terms and conditions set forth in this Section 15. If an Award is subject to this Section 15, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of one or any combination of the following:
               (i) Earnings (either in the aggregate or on a per-Share basis);
               (ii) Operating Profit (either in the aggregate or on a per Share basis);
               (iii) Operating income (either in the aggregate or on a per Share basis);
               (iv) Net income or loss (either in the aggregate or on a per-Share basis);
               (v) Net earnings on either a LIFO or FIFO basis (either in the aggregate or on a per Share basis);
               (vi) Cash flow provided by operations, either in the aggregate or on a per-Share basis;
               (vii) Free cash flow (either in the aggregate on a per-Share basis);
               (viii)Reductions in expense levels, determined either on a Corporation-wide basis or in respect of any one or more business units;
               (ix) Operating and maintenance cost management and employee productivity;
               (x) Stockholder returns (including return on assets, investments, equity, or gross sales);
               (xi) Return measures (including return on assets, equity, or sales);
               (xii) Where applicable, growth or rate of growth of any of the above listed business criteria;
               (xiii) Share price (including attainment of a specified per-Share price during the Incentive Period; growth measures and total stockholder return or attainment by the Shares of a specified price for a specified period of time);
               (xiv) Accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;
               (xv) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; and/or
               (xvi) Achievement of business or operational goals such as market share and/or business development;
          provided that applicable incentive goals may be applied on a pre- or post-tax basis; and provided further that the Committee may, when the applicable incentive goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. As established by the Committee, the incentive goals may include, without limitation, GAAP and non-GAAP financial measures. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, section 162(m) of the Code and the regulations thereunder.
          (b) Notwithstanding any provision of the Plan other than Section 13, with respect to any Performance Award, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.
          (c) The Committee shall have the power to impose such other restrictions on Performance Awards subject to this Section 13 as it may deem necessary or appropriate to insure that such Performance Awards satisfy all requirements for “performance-based compensation” within the meaning of section 162(m)(4)(B) of the Code or any successor thereto.
     16. Amendment and Termination of the Plan.
          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.
     17. Conditions Upon Issuance of Shares.
          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
          (b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
     18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
     20. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

THE MANAGEMENT NETWORK GROUP, INC. 7300 COLLEGE BOULEVARD, SUITE 302 OVERLAND PARK, KS 66210	VOTE BY INTERNET - www.proxyvote.com
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M14798-Z49222	KEEP THIS PORTION FOR YOUR RECORDS
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THE MANAGEMENT NETWORK GROUP, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.

1. ELECTION OF DIRECTORS

     Proposal No. 1 is the proposed election of the Company’s two nominees as Class I Directors, to serve for a term of three years expiring at the 2012 annual meeting of stockholders and until their successors are elected and qualified. The Nominating and Corporate Governance Committee and the Board of Directors have nominated Micky K. Woo and Robert J. Currey to continue serving as Class I Directors.
	☐	☐	☐

VOTE REQUIRED AND RECOMMENDATION					For	Against	Abstain

The two Company’s nominees receiving the highest number of affirmative votes in person or represented by proxy and entitled to vote thereon shall be elected as the Class I directors.				3. APPROVAL OF AMENDED AND RESTATED 1998 EQUITY INCENTIVE PLAN	☐	☐	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF MICKY K. WOO AND ROBERT J. CURREY AS CLASS I DIRECTORS OF THE COMPANY	For	Against	Abstain
      The Board has adopted, subject to the approval of our stockholders, an amendment and restatement of the 1998 Equity Incentive Plan (the “Equity Plan”). A copy of the Equity Plan, as proposed to be amended and restated, is attached as Appendix B to the Proxy Statement.

2. APPROVAL OF AMENDMENTS TO OUR 1999 EMPLOYEE STOCK PURCHASE PLAN	☐	☐	☐	VOTE REQUIRED AND RECOMMENDATION

     The Board has adopted, subject to the approval of the stockholders, amendments to the 1999 Employee Stock Purchase Plan (the “ESPP”), which are summarized in the Proxy Statement. A copy of the ESPP, as proposed to be amended, is attached as Appendix A to the Proxy Statement.

      Approval of the amendment and restatement of the Equity Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

VOTE REQUIRED AND RECOMMENDATION				THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 3 REGARDING APPROVAL OF THE AMENDED AND RESTATED 1998 EQUITY INCENTIVE PLAN

      Approval of the amendments to the ESPP requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
				4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 2 REGARDING AMENDMENTS TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN
      The Audit Committee plans to engage the independent registered public accounting firm of Deloitte & Touche LLP to audit the consolidated financial statements of the Company for the fiscal year ending January 2, 2010.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

VOTE REQUIRED AND RECOMMENDATION

      The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon will be required to approve the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2010.

THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF SUCH APPOINTMENT

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to be Held on June 8, 2009:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
M14799-Z49222

THE MANAGEMENT NETWORK GROUP, INC.

By signing this proxy, you revoke all prior proxies and appoint Donald E. Klumb and Thurston K. Cromwell, and each of them, with full power of substitution, to vote these shares on the matters proposed and any other matters which may come before the Annual Meeting and all adjournments.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
MANAGEMENT NETWORK GROUP, INC.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY YOU. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR EACH PROPOSAL.
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of THE MANAGEMENT NETWORK GROUP, INC., a Delaware corporation, will be held on June 8, 2009, at 9:00 a.m. local time, at the Oak Brook Hills Marriott, 3500 Midwest Road, Oak Brook, Illinois 60523.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on the reverse side